EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MetroCorp Bancshares, Inc. on Form S-3 of our report dated February 4, 2000, appearing in the Annual Report on Form 10-K of MetroCorp Bancshares, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


/s/ Deloitte & Touche LLP

Houston, Texas
March 30, 2000